               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 Form 8-K/A

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                      February 12, 2002 (December 3, 2001)



                      MATTHEWS INTERNATIONAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Pennsylvania             0-9115 and 0-24494         25-0644320
 ----------------------------     ------------------        ------------
 (State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)              File Numbers)       Identification No.)



 Two NorthShore Center, Pittsburgh, PA                       15212-5851
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:       (412) 442-8200
                                                          --------------

                   INFORMATION TO BE INCLUDED IN THE REPORT


This Current Report on Form 8-K/A is being filed pursuant to Item 7(b)(2) of Form 8-K to include the pro forma financial information in connection with the Registrant's Current Report on Form 8-K filed on December 17, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

The following unaudited pro forma financial statements are filed herewith as required pursuant to this Item and the requirements of the Securities Exchange Act of 1934:

Pro forma condensed consolidated balance
sheet at September 30, 2001                                   Appendix A

Pro forma condensed consolidated statement of
income for the year ended September 30, 2001                  Appendix B


The unaudited pro forma condensed consolidated balance sheet at September 30, 2001 reflects the financial position of Matthews International Corporation ("Matthews") after giving effect to the acquisition of The York Group, Inc. ("York") and assumes the acquisition occurred on September 30, 2001. The unaudited pro forma condensed consolidated statement of income for the year ended September 30, 2001 assumes that the acquisition of York occurred on October 1, 2000, and is based on the operations of Matthews for the year ended September 30, 2001.

Matthews has accounted for this acquisition using the purchase method and, accordingly, recorded the acquired assets and liabilities at their estimated fair values at the closing date. The purchase price allocations are preliminary. Final allocations will be made based upon valuations and other studies that have not yet been completed.

The unaudited pro forma condensed consolidated financial statements presented herein are provided for illustrative purposes only and include certain adjustments, such as interest expense on acquisition debt. The pro forma adjustments presented are based on available information and include certain assumptions and adjustments that are considered reasonable under the circumstances. These adjustments are directly attributable to the transaction referenced above and are expected to have a continuing impact on the Registrant's results of operations and financial condition. No assumptions were made regarding restructuring or recurring synergies that may occur as a result of the acquisition.

The pro forma information does not purport to be indicative of the financial position or results of operations of the Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Registrant.

The condensed consolidated balance sheet of Matthews as of September 30, 2001 and the condensed consolidated statement of income for the year ended September 30, 2001 were derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.

The condensed balance sheet of York as of September 30, 2001 was derived from the financial statements included in York's Quarterly Report on Form 10-Q for the period ended September 30, 2001. The condensed statement of income for the twelve-month period October 1, 2000 to September 30, 2001 was derived from the financial statements included in York's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001. The condensed statement of income of York for the twelve months ended September 30, 2001 includes the results of the commemorative products business for the period October 1, 2000 up to the date of acquisition by Matthews (May 24, 2001). These results were reported under discontinued operations in York's Quarterly Report on Form 10-Q for the period ended September 30, 2001. In addition, the condensed statement of income of York for the twelve months ended September 30, 2001 excludes the operating results of the vault manufacturing business and certain distribution operations, which were sold by York prior to the acquisition date.


(c)  Exhibits

None

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                       By  Edward J. Boyle
                                           ----------------------------------
                                           Edward J. Boyle
                                           Chief Financial Officer,
                                            Secretary and Treasurer




Date: February 12, 2002

APPENDIX A
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                   SEPTEMBER 30, 2001
                                     (in thousands)

                                                   Historical
                                            -------------------------
                                                             The York         Pro Forma        Pro Forma
                                            Matthews        Group, Inc.(G)   Adjustments     Consolidated
                                            --------        ----------         --------         --------
ASSETS
Current assets:
Cash and cash equivalents                   $ 28,691         $ 25,561         $ (8,510) A,B    $ 45,742
Short-term investments                           240              -                -                240
Accounts receivable                           52,086           19,697              -             71,783
Inventories                                   18,773            6,952              -             25,725
Assets held for sale                             -              2,503              -              2,503
Other current assets                           2,538            7,818              -             10,356
                                             -------          -------          -------          -------
   Total current assets                      102,328           62,531           (8,510)         156,349
Investments                                   18,048              -                -             18,048
Property, plant and equipment, net            49,009           28,113              -             77,122
Deferred income taxes and other assets        14,982            1,289              500  C        16,771
Assets held for sale                             -              2,917              -              2,917
Goodwill and other intangible assets, net    104,585            4,655           34,127  A       143,367
                                             -------          -------          -------          -------
Total assets                                $288,952         $ 99,505         $ 26,117         $414,574
                                             =======          =======          =======          =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Long-term debt, current maturities             5,023              335              -              5,358
Accounts payable                              12,971            9,720              -             22,691
Accrued compensation                          16,283            4,238              -             20,521
Accrued income taxes                           4,962               85              -              5,047
Customer prepayments                           6,130               31              -              6,161
Other current liabilities                     21,170           12,136              650  A        33,956
                                             -------           ------          -------          -------
  Total current liabilities                   66,539           26,545              650           93,734
Long-term debt                                40,726              140           94,500  A,C     135,366
Estimated finishing costs                      7,401              -                -              7,401
Postretirement benefits                       18,639              -                -             18,639
Other liabilities                             11,931            3,787              -             15,718

Shareholders' equity:
 Common stock                                 36,334               89              (89) A        36,334
 Additional paid in capital                                    40,455          (40,455) A           -
 Retained earnings                           184,845           28,791          (28,791) A       184,845
 Accumulated other
  comprehensive income (loss)                 (8,983)            (302)             302  A        (8,983)
Treasury stock, at cost                      (68,480)             -                -            (68,480)
                                             -------          -------          -------          -------
 Total shareholders' equity                  143,716           69,033          (69,033)        $143,716
                                             -------          -------          -------          -------
Total liabilities and
 shareholders' equity                       $288,952         $ 99,505         $ 26,117         $414,574
                                             =======          =======          =======          =======

APPENDIX B
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          for the year ended September 30, 2001
                    (dollars in thousands, except per share amounts)

                                                   Historical
                                            -------------------------
                                                             The York         Pro Forma        Pro Forma
                                            Matthews        Group, Inc.      Adjustments     Consolidated
                                            --------        ----------        --------         --------
Sales                                      $ 283,282        $ 157,808         $    -          $ 441,090

Cost of sales                               (163,846)        (113,882)             -           (277,728)
                                             -------          -------          -------          -------

Gross profit                                 119,436           43,926              -            163,362

Selling and administrative expenses          (68,256)         (30,629)              21  D       (98,864)

Special items                                  2,177           (5,791)             346  E        (3,268)
                                             -------          -------          -------          -------

Operating profit                              53,357            7,506              367           61,230

Investment income                              2,365              687              -              3,052

Interest expense                              (1,647)          (4,403)             649  C        (5,401)

Other income (deductions), net                  (279)          (1,013)             -             (1,292)

Minority interest                             (2,338)             -                -             (2,338)
                                             -------          -------          -------          -------

Income before income taxes                    51,458            2,777            1,016           55,251

Income taxes                                 (19,859)          (2,088)             571  F       (21,376)
                                             -------          -------          -------          -------

Net income                                  $ 31,599         $    689         $  1,587         $ 33,875
                                             =======          =======          =======          =======



Diluted earnings per share                    $ 1.01                                             $ 1.08
                                               =====                                              =====


Diluted weighted-average
 outstanding shares                       31,320,054                                         31,320,054
                                          ==========                                         ==========

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

A Matthews has accounted for this acquisition using the purchase method and, accordingly, recorded the acquired assets and liabilities (including estimated acquisition costs) at their estimated fair values at the closing date. The purchase price was $98.4 million cash, financed principally by bank borrowings. The excess purchase price over the value of assets acquired, net of liabilities assumed, was preliminarily recorded as goodwill. Independent third-party valuations are currently underway to determine final purchase price allocation. Accordingly, preliminary allocations will be subject to refinement. No assumptions were made regarding restructuring or recurring synergies that may occur as a result of the acquisition.

B In accordance with the change in control provisions of its stock option plan, York paid $4.2 million to settle all outstanding stock options immediately prior to the acquisition.

C In connection with the acquisition, Matthews borrowed $124.5 million under a Revolving Credit Facility. A portion of the borrowings were used to repay all outstanding debt ($30.0 million) under the Company's existing Revolving Credit and Term Loan Agreement. The borrowings bear interest at LIBOR plus a factor ranging from .75% to 1.5% based on the Company's leverage ratio. The weighted-average interest rate at the closing date was 3.15%. Assuming a 0.125% change in interest rates, interest expense would change by $155,625 for the year ended September 30, 2001. Loan costs of approximately $500,000 were recorded in other assets for amortization over the term of the facility, with such amortization recorded as a component of interest expense.

D Selling and administrative expenses have been adjusted to reflect incremental amortization of goodwill and other intangible assets related to the commemorative products business of York, which was acquired May 24, 2001 and prior to the effective date of Statement of Financial Accounting Standards No. 141 "Business Combinations." Goodwill was amortized on a straight-line basis over a 20-year period. In accordance with SFAS No. 141, no goodwill amortization has been recorded in connection with the acquisition of York on December 3, 2002.

E Special items have been adjusted to exclude acquisition-related costs in connection with this transaction incurred and expensed by York. Special items of York not eliminated include plant closure and restructuring charges.

F The provision for income taxes was adjusted to reflect an assumed effective tax rate of 40% on goodwill amortization and other pro forma adjustments to the consolidated statement of income.

G Certain amounts in the balance sheet of The York Group, Inc. have been reclassified to conform to Matthews' presentation.